Exhibit 99.1
Isabella Bank Corporation Reports Second Quarter 2024 Results
MT. PLEASANT, MICHIGAN — July 25, 2024 — Isabella Bank Corporation (OTCQX: ISBA) (the “Company”) reported second quarter 2024 net income of $3.5 million, or $0.46 per diluted share, compared to $4.6 million or $0.61 per diluted share in the same quarter of 2023.
SECOND QUARTER 2024 HIGHLIGHTS (compared to second quarter 2023, unless otherwise stated)
•Total loans grew by an annualized rate of 5%
•4.58% earning asset yield, compared to 4.11%
•7% increase in wealth management income
•0.07% ratio in nonperforming loans to total loans
"We are pleased the negative trend in net interest margin over the past several quarters has reversed, and we gained five basis points over the first quarter of 2024," said Isabella Bank Corporation's Chief Executive Officer Jerome Schwind. "The repricing of earning assets and continued loan growth have expanded yields beyond the growth of our cost of funds.
"While total commercial loans grew 1% during the quarter," he added, "we have a strong loan pipeline going into the third quarter. Given commercial loan growth prospects and the continued repricing of our book of business, we see a stronger second half of 2024, regardless of how interest rates change."
FINANCIAL CONDITION (June 30, 2024 compared to March 31, 2024)
Total assets remained steady at $2.06 billion. Loan growth during the second quarter was offset by lower cash and security balances and was primarily funded by security amortization and Federal Home Loan Bank borrowings.
Securities available-for-sale decreased $11.9 million to $505.6 million at the end of second quarter 2024 due to municipal maturities and principal paydowns on mortgage-related securities. This was offset in part by a smaller unrealized loss on the total portfolio during the period. Net losses on securities totaled $34 million and $34.8 million at the end of the second and first quarter, respectively. Unrealized losses represent 6% of total available-for-sale securities in both periods and will continue to decrease as bonds approach their maturity dates over the next three years.
Total loans grew $16.1 million to $1.38 billion at the end of second quarter 2024, led by residential loans, adding $8.5 million in balances due to a slowing of prepayments on steady new volume. Total commercial loans grew $8.8 million due to higher advances to mortgage brokers. The commercial pipeline remains strong.
The allowance for credit losses decreased $295,000 to $13.1 million at the end of second quarter 2024. A majority of the decrease was due to a few nonaccrual commercial loans that were settled at book value with specific allowances totaling $212,000. Nonaccrual loan balances decreased $289,000 for the same reason. Past due and accruing accounts between 30 to 89 days as a percentage of total loans was 0.11% compared to 0.58% at the end of first quarter 2024. The decrease is mostly the result of higher past due balances at the end of March due to a group of residential loans that typically make payments about 30 days in arrears, which become overdue when the 31st day lands on a business day. Overall, credit quality remains strong, with no negative trends.

Total deposits were $1.72 billion at the end of the second quarter, a decline of 2.6% or $46.0 million from the last quarter. However, demand for retail certificates of deposit accounts (CDs) continues due to the rate environment, resulting in a $2.3 million increase during the second quarter.
The level of total deposits resulted in a funding gap that was filled with short-duration Federal Home Loan bank advances. The Bank continues to have robust liquidity levels and capital. As of June 30, 2024, the Bank had $754 million of unencumbered sources of liquidity and strong capital ratios; the Tier 1 Leverage Ratio was 8.83%, Tier 1 risk-based capital was 12.37%, and Total risk-based capital was 15.29%.
Tangible book value per share was $20.60 as of June 30, 2024, compared to $20.35 on March 31, 2024. Net unrealized losses on available-for-sale securities reduced tangible book value per share by $3.60 and $3.67 for the respective periods.
RESULTS OF OPERATIONS (June 30, 2024 to June 30, 2023 quarterly comparison)
Net interest margin was 2.83%, up from 2.78% last quarter and was 3.11% a year ago. The decrease from a year ago primarily was driven by a higher cost of funds. The book yield from securities was 2.23% and 2.26% during second quarter 2024 and 2023, respectively. The yield includes the effect of the investment of excess cash in shorter term U.S. Treasury securities following the COVID pandemic in 2021 and 2022. These securities will mature over the next 6 to 30 months, and the proceeds are expected to be reinvested in market rate loans and securities, or to pay off borrowed funds. The yield on loans expanded to 5.49% in second quarter 2024, up from 4.90% in the same quarter of 2023. The expansion in loan yields is a result of higher rates on new loans and fixed rate commercial loans that have and will continue repricing to variable rates. Cost of interest-bearing liabilities increased to 2.37% from 1.41% in second quarter 2024 due to several interest rate hikes throughout 2023.
The provision for credit losses was $170,000 in the second quarter 2024 and $196,000 for the same period in 2023. The provision for the current year quarter reflects growth in residential loans and a $72,000 increase due to higher unfunded commitments.
Noninterest income was $3.6 million in both the second quarter of 2024 and 2023. Customer service fees grew $81,000 based on a higher number of transactional accounts. Wealth management income increased $67,000, or 7%, due to higher assets under management (AUM). AUM increased $54.3 million over the last year driven by growth in new accounts and higher security valuations.
Noninterest expenses were $12.9 million in second quarter 2024 compared to $12.5 million in second quarter 2023. Compensation and benefit expenses increased $409,000 and reflect annual merit increases and medical claim adjustments totaling $190,000. Higher card usage drove a $78,000 increase in ATM and debit card fees.

About the Corporation
Isabella Bank Corporation (OTCQX: ISBA) is the parent holding company of Isabella Bank, a state-chartered community bank headquartered in Mt. Pleasant, Michigan. Isabella Bank was established in 1903 and has been committed to serving its customers' and communities' local banking needs for over 120 years. The Bank offers personal and commercial lending and deposit products, as well as investment, trust, and estate planning services. The Bank has locations throughout eight Mid-Michigan counties: Bay, Clare, Gratiot, Isabella, Mecosta, Midland, Montcalm, and Saginaw.
For more information about Isabella Bank Corporation, visit the Investor Relations link at www.isabellabank.com. Isabella Bank Corporation common stock is quoted on the OTCQX tier of the OTC Markets Group, Inc.’s electronic quotation system (www.otcmarkets.com) under the symbol “ISBA.” The Corporation’s investor relations firm is Stonegate Capital Partners, Inc. (www.stonegateinc.com).

Contact
Lori Peterson, Director of Marketing Phone: 989-779-6333 Fax: 989-775-5501
Forward-Looking Statements
This press release includes forward-looking statements. To the extent that the foregoing information refers to matters that may occur in the future, please be aware that such forward-looking statements may differ materially from the actual results. Additional information concerning some of the factors that could cause materially different results is included in the sections titled “Risk Factors” and “Forward Looking Statements” set forth in Isabella Bank Corporation’s filings with the Securities and Exchange Commission, which are available from the Securities and Exchange Commission’s Public Reference facilities and from its website at www.sec.gov.
Non-GAAP Financial Measures
This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. Because non-GAAP financial measures presented in this document are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. A reconciliation of non-GAAP financial measures to GAAP measures is provided in this release.

Table Index	Consolidated Financial Schedules (Unaudited)
A	Selected Financial Data
B	Consolidated Balance Sheets
C	Consolidated Statements of Income
D	Consolidated Statements of Income
E	Average Yields and Costs
F	Average Balances
G	Asset Quality Analysis
H	Consolidated Loan and Deposit Analysis
I	Reconciliation of Non-GAAP Financial Measures

SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended
	June 30 2024	March 31 2024	December 31 2023	September 30 2023	June 30 2023
PER SHARE
Basic earnings	$0.47	$0.42	$0.51	$0.59	$0.62
Diluted earnings	0.46	0.42	0.51	0.58	0.61
Dividends	0.28	0.28	0.28	0.28	0.28
Book value (1)	27.06	26.80	27.04	24.71	25.13
Tangible book value (1)	20.60	20.35	20.59	18.27	18.69
Market price (1)	18.20	19.40	21.50	21.05	20.50
Common shares outstanding (1)	7,474,016	7,488,101	7,485,889	7,490,557	7,496,826
Average number of diluted common shares outstanding	7,494,828	7,507,739	7,526,514	7,570,374	7,567,527
PERFORMANCE RATIOS
Return on average total assets	0.67%	0.61%	0.74%	0.86%	0.91%
Return on average shareholders' equity	6.94%	6.16%	8.05%	9.24%	9.47%
Return on average tangible shareholders' equity	9.14%	8.07%	10.82%	12.37%	12.58%
Net interest margin yield (fully taxable equivalent) (2)	2.83%	2.78%	2.85%	3.02%	3.11%
Efficiency ratio (2)	73.93%	74.84%	68.41%	70.56%	67.90%
Net loan to deposit ratio (1)	79.46%	74.46%	77.53%	74.71%	77.06%
Shareholders' equity to total assets (1)	9.82%	9.75%	9.83%	8.74%	9.23%
Tangible shareholders' equity to tangible assets (1)	7.65%	7.58%	7.66%	6.61%	7.03%
ASSETS UNDER MANAGEMENT
Assets managed by Isabella Wealth (1)	$647,850	$660,645	$641,027	$590,666	$593,530
ASSET QUALITY
Nonaccrual loans (1)	$994	$1,283	$982	$520	$414
Foreclosed assets (1)	629	579	406	509	405
Net loan charge-offs (recoveries)	393	46	381	(254)	(3)
Net loan charge-offs (recoveries) to average loans outstanding	0.03%	0.00%	0.03%	(0.02)%	0.00%
Nonperforming loans to gross loans (1)	0.07%	0.09%	0.08%	0.04%	0.04%
Nonperforming assets to total assets (1)	0.08%	0.09%	0.07%	0.05%	0.05%
Allowance for credit losses to gross loans (1)	0.95%	0.98%	0.97%	0.96%	0.96%
CAPITAL RATIOS (1)
Tier 1 leverage	8.83%	8.80%	8.76%	8.77%	8.70%
Common equity tier 1 capital	12.37%	12.36%	12.54%	12.43%	12.39%
Tier 1 risk-based capital	12.37%	12.36%	12.54%	12.43%	12.39%
Total risk-based capital	15.29%	15.31%	15.52%	15.39%	15.37%
(1) At end of period
(2) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table I

A

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	June 30 2024	March 31 2024	December 31 2023	September 30 2023	June 30 2023
ASSETS
Cash and demand deposits due from banks	$22,690	$22,987	$25,628	$48,862	$25,584
Fed Funds sold and interest bearing balances due from banks	869	2,231	8,044	67,017	4,296
Total cash and cash equivalents	23,559	25,218	33,672	115,879	29,880

Available-for-sale securities, at fair value	505,646	517,585	528,148	516,897	530,497
Federal Home Loan Bank stock	12,762	12,762	12,762	12,762	12,762
Mortgage loans held-for-sale	637	366	—	105	362

Loans	1,381,636	1,365,508	1,349,463	1,334,674	1,334,402
Less allowance for credit losses	13,095	13,390	13,108	12,767	12,833
Net loans	1,368,541	1,352,118	1,336,355	1,321,907	1,321,569

Premises and equipment	27,843	27,951	27,639	26,960	26,383
Bank-owned life insurance policies	34,382	34,131	33,892	33,654	33,433
Goodwill and other intangible assets	48,283	48,284	48,284	48,285	48,285
Other assets	38,486	39,161	38,216	42,041	39,277
Total assets	$2,060,139	$2,057,576	$2,058,968	$2,118,490	$2,042,448
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Demand deposits	$412,193	$413,272	$428,505	$445,043	$458,845
Interest bearing demand deposits	338,329	349,401	320,737	363,558	335,922
Savings	603,328	639,491	628,079	628,795	606,644
Certificates of deposit	368,449	366,143	346,374	332,078	313,537
Total deposits	1,722,299	1,768,307	1,723,695	1,769,474	1,714,948
Federal funds purchased and repurchase agreements	44,194	42,998	46,801	52,330	37,102
Federal Home Loan Bank advances	45,000	—	40,000	65,000	55,000
Subordinated debt, net of unamortized issuance costs	29,380	29,357	29,335	29,312	29,290
Total borrowed funds	118,574	72,355	116,136	146,642	121,392

Other liabilities	17,017	16,240	16,735	17,251	17,677
Total liabilities	1,857,890	1,856,902	1,856,566	1,933,367	1,854,017
Shareholders’ equity
Common stock	126,126	126,656	127,323	127,680	126,278
Shares to be issued for deferred compensation obligations	3,951	3,890	3,693	3,641	5,395
Retained earnings	99,808	98,318	97,282	95,533	93,175
Accumulated other comprehensive income (loss)	(27,636)	(28,190)	(25,896)	(41,731)	(36,417)
Total shareholders’ equity	202,249	200,674	202,402	185,123	188,431
Total liabilities and shareholders' equity	$2,060,139	$2,057,576	$2,058,968	$2,118,490	$2,042,448

B

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Six Months Ended June 30
	2024	2023
Interest income
Loans	$36,920	$30,820
Available-for-sale securities	5,688	6,267
Federal Home Loan Bank stock	304	135
Federal funds sold and other	556	868
Total interest income	43,468	38,090
Interest expense
Deposits	14,476	6,938
Federal funds purchased and repurchase agreements	642	320
Federal Home Loan Bank advances	1,026	270
Subordinated debt, net of unamortized issuance costs	532	532
Total interest expense	16,676	8,060
Net interest income	26,792	30,030
Provision for credit losses	562	237
Net interest income after provision for credit losses	26,230	29,793
Noninterest income
Service charges and fees	4,174	4,025
Wealth management fees	1,987	1,767
Earnings on bank-owned life insurance policies	496	452
Net gain on sale of mortgage loans	101	123
Other	318	530
Total noninterest income	7,076	6,897
Noninterest expenses
Compensation and benefits	13,985	13,150
Occupancy and equipment	5,325	5,208
Other professional services	1,040	1,092
ATM and debit card fees	956	809
FDIC insurance premiums	532	461
Other	3,733	4,017
Total noninterest expenses	25,571	24,737
Income before income tax expense	7,735	11,953
Income tax expense	1,123	2,002
Net income	$6,612	$9,951
Earnings per common share
Basic	$0.88	$1.32
Diluted	0.88	1.31
Cash dividends per common share	0.56	0.56

C

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share amounts)

	Three Months Ended
	June 30 2024	March 31 2024	December 31 2023	September 30 2023	June 30 2023
Interest income
Loans	$18,863	$18,057	$17,580	$17,270	15,931
Available-for-sale securities	2,804	2,884	2,926	2,963	3,047
Federal Home Loan Bank stock	158	146	129	91	71
Federal funds sold and other	263	293	421	161	446
Total interest income	22,088	21,380	21,056	20,485	19,495
Interest expense
Deposits	7,313	7,163	6,399	5,015	4,109
Federal funds purchased and repurchase agreements	321	321	357	284	171
Federal Home Loan Bank advances	638	388	422	617	270
Subordinated debt, net of unamortized issuance costs	266	266	266	267	266
Total interest expense	8,538	8,138	7,444	6,183	4,816
Net interest income	13,550	13,242	13,612	14,302	14,679
Provision for credit losses	170	392	684	(292)	196
Net interest income after provision for credit losses	13,380	12,850	12,928	14,594	14,483
Noninterest income
Service charges and fees	2,128	2,046	2,212	2,060	2,047
Wealth management fees	1,048	939	932	858	981
Earnings on bank-owned life insurance policies	253	243	239	229	226
Net gain on sale of mortgage loans	67	34	85	109	56
Other	112	206	48	158	294
Total noninterest income	3,608	3,468	3,516	3,414	3,604
Noninterest expenses
Compensation and benefits	6,970	7,015	6,116	6,639	6,561
Occupancy and equipment	2,619	2,706	2,554	2,535	2,606
Other professional services	527	513	576	672	557
ATM and debit card fees	487	469	487	471	409
FDIC insurance premiums	280	252	233	228	233
Other	2,012	1,721	1,949	2,113	2,173
Total noninterest expenses	12,895	12,676	11,915	12,658	12,539
Income before income tax expense	4,093	3,642	4,529	5,350	5,548
Income tax expense	612	511	726	937	918
Net income	$3,481	$3,131	$3,803	$4,413	$4,630
Earnings per common share
Basic	$0.47	$0.42	$0.51	$0.59	$0.62
Diluted	0.46	0.42	0.51	0.58	0.61
Cash dividends per common share	0.28	0.28	0.28	0.28	0.28

D

AVERAGE YIELDS AND COSTS (UNAUDITED)
The following schedules present yield and daily average amounts outstanding for each major category of interest earning assets, non-earning assets, interest bearing liabilities, and noninterest bearing liabilities. For analytical purposes, interest income is reported on a fully taxable equivalent (FTE) basis using a federal income tax rate of 21%. Federal Reserve Bank restricted equity holdings are included in other interest earning assets.

	Three Months Ended
	June 30 2024	March 31 2024	December 31 2023	September 30 2023	June 30 2023
INTEREST EARNING ASSETS
Loans (1)	5.49%	5.36%	5.25%	5.21%	4.90%
Available-for-sale securities	2.23%	2.25%	2.25%	2.25%	2.26%
Federal Home Loan Bank stock	4.95%	4.58%	4.07%	2.85%	2.23%
Fed funds sold	5.48%	5.69%	5.76%	5.51%	4.70%
Other	7.49%	4.65%	6.25%	3.65%	7.16%
Total interest earning assets	4.58%	4.45%	4.38%	4.30%	4.11%
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	0.39%	0.48%	0.63%	0.28%	0.22%
Savings	2.16%	2.10%	1.78%	1.45%	1.18%
Certificates of deposit	3.99%	3.82%	3.63%	3.23%	2.73%
Federal funds purchased and repurchase agreements	3.16%	3.16%	2.85%	2.44%	1.93%
Federal Home Loan Bank advances	5.61%	5.60%	5.69%	5.55%	5.29%
Subordinated debt, net of unamortized issuance costs	3.62%	3.63%	3.63%	3.65%	3.63%
Total interest bearing liabilities	2.37%	2.27%	2.13%	1.79%	1.41%
Net yield on interest earning assets (FTE) (2)	2.83%	2.78%	2.85%	3.02%	3.11%

Net interest spread	2.21%	2.18%	2.25%	2.51%	2.70%
(1) Includes loans held-for-sale and nonaccrual loans
(2) Non-GAAP financial measure; refer to the Reconciliation of Non-GAAP Financial Measures (Unaudited) in table I

E

AVERAGE BALANCES (UNAUDITED)
(Dollars in thousands)

	Three Months Ended
	June 30 2024	March 31 2024	December 31 2023	September 30 2023	June 30 2023
INTEREST EARNING ASSETS
Loans (1)	$1,375,523	$1,348,749	$1,340,271	$1,325,455	$1,300,593
Available-for-sale securities (2)	545,827	557,030	564,068	572,038	583,652
Federal Home Loan Bank stock	12,762	12,762	12,762	12,762	12,762
Fed funds sold	7	7	13	13	4
Other (3)	14,054	25,210	26,823	17,638	24,902
Total interest earning assets	1,948,173	1,943,758	1,943,937	1,927,906	1,921,913
NONEARNING ASSETS
Allowance for credit losses	(13,431)	(13,100)	(12,780)	(12,937)	(12,759)
Cash and demand deposits due from banks	23,931	24,018	23,244	25,287	24,807
Premises and equipment	27,999	28,022	27,444	26,629	26,401
Other assets	80,539	84,059	71,592	74,244	80,374
Total assets	$2,067,211	$2,066,757	$2,053,437	$2,041,129	$2,040,736
INTEREST BEARING LIABILITIES
Interest bearing demand deposits	$342,931	$345,842	$317,996	$342,175	$348,341
Savings	613,601	633,904	634,529	595,372	628,673
Certificates of deposit	366,440	357,541	338,852	324,399	303,117
Federal funds purchased and repurchase agreements	40,593	40,623	50,049	46,574	35,495
Federal Home Loan Bank advances	45,510	27,692	29,674	44,429	20,404
Subordinated debt, net of unamortized issuance costs	29,365	29,342	29,320	29,298	29,275
Total interest bearing liabilities	1,438,440	1,434,944	1,400,420	1,382,247	1,365,305
NONINTEREST BEARING LIABILITIES AND SHAREHOLDERS' EQUITY
Demand deposits	411,282	412,228	446,747	451,123	462,953
Other liabilities	16,755	16,151	17,302	16,802	16,906
Shareholders’ equity	200,734	203,434	188,958	190,957	195,572
Total liabilities and shareholders’ equity	$2,067,211	$2,066,757	$2,053,427	$2,041,129	$2,040,736
(1) Includes loans held-for-sale and nonaccrual loans
(2) Average balances for available-for-sale securities are based on amortized cost
(3) Includes average interest-bearing deposits with other banks, net of Federal Reserve daily cash letter

F

ASSET QUALITY ANALYSIS (UNAUDITED)
(Dollars in thousands)
The following table outlines quarter-to-date asset quality analysis as of, and for the three-month periods ended:

	June 30 2024	March 31 2024	December 31 2023	September 30 2023	June 30 2023
NONPERFORMING ASSETS
Commercial and industrial	$271	$567	$491	$17	$17
Commercial real estate	—	234	—	—	—
Agricultural	167	189	205	208	218
Residential real estate	556	293	286	295	179
Consumer	—	—	—	—	—
Total nonaccrual loans	994	1,283	982	520	414
Accruing loans past due 90 days or more	15	—	87	—	133
Total nonperforming loans	1,009	1,283	1,069	520	547
Foreclosed assets	629	579	406	509	405
Debt securities	12	12	12	77	77
Total nonperforming assets	$1,650	$1,874	$1,487	$1,106	$1,029
Nonperforming loans to gross loans	0.07%	0.09%	0.08%	0.04%	0.04%
Nonperforming assets to total assets	0.08%	0.09%	0.07%	0.05%	0.05%
Allowance for credit losses as a % of nonaccrual loans	1,317.40%	1,043.65%	1,334.83%	2,455.19%	3,099.76%
ALLOWANCE FOR CREDIT LOSSES
Allowance at beginning of period	$13,390	$13,108	$12,767	$12,833	$12,640
Charge-offs	527	191	452	179	92
Recoveries	134	145	71	433	95
Net loan charge-offs (recoveries)	393	46	381	(254)	(3)
Provision for credit losses - loans	98	328	722	(320)	190
Allowance at end of period	$13,095	$13,390	$13,108	$12,767	$12,833
Allowance for credit losses to gross loans	0.95%	0.98%	0.97%	0.96%	0.96%
NET LOAN CHARGE-OFFS (RECOVERIES)
Commercial and industrial	$334	$(2)	$242	$(41)	$(4)
Commercial real estate	(29)	(6)	(3)	(3)	(10)
Agricultural	—	(2)	(6)	—	2
Residential real estate	(19)	(63)	(14)	(266)	(25)
Consumer	107	119	162	56	34
Total	$393	$46	$381	$(254)	$(3)
Net (recoveries) charge-offs (Quarter to Date annualized to average loans)	0.03%	0.00%	0.03%	(0.02)%	0.00%
Net (recoveries) charge-offs (Year to Date annualized to average loans)	0.12%	0.00%	0.03%	(0.02)%	0.00%
DELINQUENT AND NONACCRUAL LOANS
Accruing loans 30-89 days past due	$1,484	$7,938	$3,895	$715	$3,132
Accruing loans past due 90 days or more	15	—	87	—	133
Total accruing past due loans	1,499	7,938	3,982	715	3,265
Nonaccrual loans	994	1,283	982	520	414
Total past due and nonaccrual loans	$2,493	$9,221	$4,964	$1,235	$3,679

G

CONSOLIDATED LOAN AND DEPOSIT ANALYSIS (UNAUDITED)
(Dollars in thousands)
Loan Analysis

	June 30 2024	March 31 2024	December 31 2023	September 30 2023	June 30 2023	Annualized Growth % Quarter to Date
Commercial and industrial	$238,245	$226,281	$209,738	$195,814	$194,914	21.15%
Commercial real estate	547,005	561,123	564,244	566,639	564,254	(10.06)%
Advances to mortgage brokers	39,300	29,688	18,541	24,807	39,099	129.51%
Agricultural	94,996	93,695	99,994	99,233	96,689	5.55%
Total commercial loans	919,546	910,787	892,517	886,493	894,956	3.85%
Residential real estate	365,188	356,658	356,418	348,196	343,474	9.57%
Consumer	96,902	98,063	100,528	99,985	95,972	(4.74)%
Gross loans	$1,381,636	$1,365,508	$1,349,463	$1,334,674	$1,334,402	4.72%

Deposit Analysis

	June 30 2024	March 31 2024	December 31 2023	September 30 2023	June 30 2023	Annualized Growth % Quarter to Date
Noninterest bearing demand deposits	$412,193	$413,272	$428,505	$445,043	$458,845	(1.04)%
Interest bearing demand deposits	338,329	349,401	320,737	363,558	335,922	(12.68)%
Savings	603,328	639,491	628,079	628,795	606,644	(22.62)%
Certificates of deposit	368,449	366,143	346,374	332,078	313,537	2.52%
Total deposits	$1,722,299	$1,768,307	$1,723,695	$1,769,474	$1,714,948	(10.41)%

H

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
(Dollars in thousands)

		Three Months Ended
		June 30 2024	March 31 2024	December 31 2023	September 30 2023	June 30 2023
Noninterest expenses		$12,895	$12,676	$11,915	$12,658	$12,539
Amortization of acquisition intangibles		1	—	1	—	1
Core noninterest expense	(A)	$12,894	$12,676	$11,914	$12,658	$12,538

Net interest income		$13,550	$13,242	$13,612	$14,302	$14,679
Tax equivalent adjustment for net interest margin		237	246	246	250	255
Net interest income (FTE)	(B)	13,787	13,488	13,858	14,552	14,934
Noninterest income		3,608	3,468	3,516	3,414	3,604
Tax equivalent adjustment for efficiency ratio		53	51	50	48	47
Core revenue (FTE)		17,448	17,007	17,424	18,014	18,585
Nonrecurring items
Net gains on sale of available-for-sale securities		—	—	—	—	66
Net gains (losses) on foreclosed assets		6	69	8	75	53
Total nonrecurring items		6	69	8	75	119
Adjusted core revenue	(C)	$17,442	$16,938	$17,416	$17,939	$18,466
Efficiency ratio	(A/C)	73.93%	74.84%	68.41%	70.56%	67.90%
Average earning assets	(D)	1,948,173	1,943,758	1,943,937	1,927,906	1,921,913
Net yield on interest earning assets (FTE)	(B/D)	2.83%	2.78%	2.85%	3.02%	3.11%

I